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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                     20549



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15[d] of
                      The Securities Exchange Act of 1934



        DATE OF REPORT [Date of earliest event reported]: June 20, 1997
                                                          -------------


                           LASER VISION CENTERS, INC.
               [Exact name of Issuer as specified in its charter]



Delaware                        33-33843                43-153003
[State or other                 [Commission             [IRS Employer
jurisdiction of                 File Number]            Identification
incorporation]                                          Number]





                     540 Maryville Centre Drive, Suite 200
                           St. Louis, Missouri  63141
                    [Address of Principal Executive Offices]




                   Issuer's telephone number: [314] 434-6900





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                                  FORM 8-K

ITEM 5. OTHER EVENTS

  On June 20, 1997, the Company received $6 million, before expenses, as a result of a private placement of the Company's Series B Convertible Preferred Stock with RGC International Investors, LDC. The Preferred Stock is convertible into an indeterminate number of shares of the Company's Common Stock, based upon the future market price of the Common Stock. At the closing, the purchaser also received 100,000 five year warrants exercisable at $9.3925 per share. If at least $2,000,000 of Preferred Stock remains outstanding on June 20, 1998, the purchaser will receive an additional 100,000 warrants exercisable at 130% of the market price at that time. Such additional warrants are redeemable after 18 months of issuance under certain circumstances. The Company will file a registration statement for the shares of Common Stock underlying the Preferred Stock and warrants on Form S-3. The Preferred Stock is non-voting (except in regard to issues directly affecting the Preferred Stock as a class). The foregoing is qualified in its entirety by the provisions of the agreements between the Company and RGC International Investors, LDC, which are filed herewith as Exhibits and are incorporated herein by references.



ITEM 7(c). LIST OF EXHIBITS FILED

 4.1.  Certificate of Designations, Preferences and Rights

 4.2.  Stock Purchase Warrant (Initial Warrant)

 4.3.  Registration Rights Agreement

 4.4.  Form of Stock Purchase Warrant (Additional Warrant)

99.1   Securities Purchase Agreement

99.2   Press Release



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FORM 8-K



                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               LASER VISION CENTERS, INC.





                                               BY: /s/ John J. Klobnak
                                                  -----------------------------
                                                       John J. Klobnak
                                                       Chief Executive Officer



Date: July 1, 1997
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